Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2022, relating to the financial statements of Valmont Industries, Inc., and the effectiveness of Valmont Industries Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Valmont Industries, Inc. for the year ended December 25, 2021.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 26, 2022